WORKING TRANSLATION

LEASE CONTRACT

concluded by and between

Milan Gottwald,
Tax Id. No.: CZ 7502195327
residing at: Náklo 334, Postal Code: 783 32
(hereinafter the “Landlord”)
on the one part

and

SENDIO s.r.o.
Id. No.: 281 64 440,
Tax Id. No.: CZ28164440
with its registered office at: Hranice, Olomoucká 306, Postal Code: 753 01, registered in the Commercial Register kept by the Regional Court in Ostrava in Section C, Inset 43097,
represented by Philip Glyn Styles, Executive of the Company
(hereinafter the “Tenant”)
on the other part

(the Landlord and the Tenant are hereinafter jointly referred to as the “Parties”)

I.
Recitals

1.	The Parties base their considerations on the fact that the Landlord is the exclusive owner of:
● building No. 156, apartment building (proceedings on construction approval as an administrative building are pending as of the date of execution of the contract; the proceedings should be closed in the near future) on construction property lot No. 1416,
● building without land-registry number, manufacture, on construction property lot No. 1415
● building without land-registry number, infrastructure, on construction property lot No. 1418
● building without land-registry number, other structure, on construction property lot No. 1419
● building without land-registry number, infrastructure, on construction property lot No. 1422
● building without land-registry number, infrastructure, on construction property lot No. 1423

●building without land-registry number, manufacture, on construction property lot No. 1677/1
● construction property lot No. 1415, with an area of 6 775 m2, built-up area and courtyard;
● construction property lot No. 1416, with an area of 928 m2, built-up area and courtyard;
● construction property lot No. 1418, with an area of 74 m2, built-up area and courtyard;
● construction property lot No. 1419, with an area of 86 m2, built-up area and courtyard;
● construction property lot No. 1422, with an area of 82 m2, built-up area and courtyard;
● construction property lot No. 1423, with an area of 23 m2, built-up area and courtyard;
● construction property lot No. 1677/1, with an area of 455 m2, built-up area and courtyard;
● property lot No. 567/3, with an area of 502 m2, other area, different area;
● property lot No. 568/2, with an area of 1048 m2, other area, different area;
● property lot No. 568/8, with an area of 12 753 m2, other area, handling area;
● property lot No. 568/10, with an area of 493 m2, other area, different area;
● property lot No. 578/3, with an area of 1 815 m2, other area, other road;
● property lot No. 582/2, with an area of 3 400 m2, other area, different road;

all the above in the cadastral area of Hodolany, the municipality of Olomouc, part of municipality: Hodolany, registered in the Land Registry kept by the Cadastral Authority for the Olomouc Region, Olomouc cadastral workplace, on title sheet No. 2978 (hereinafter the “Premises”). An up-to-date extract from the Land Registry is attached to this Contract as its Schedule No. 1. Graphic delimitation of the entire Premises is attached to this Agreement as its Schedule No. 10.

2.
Furthermore, the Parties base their considerations on the fact that the Tenant is interested in renting the Subject of the Lease, as defined hereafter in this Contract, and that, during the term of the lease hereunder, the Tenant is interested in gradually renting the entire Premises, except for the non-residential premises rented by Further Tenants, as specified below.

3.
The Landlord has all the necessary authorizations and powers to conclude and perform this Contract and to fulfill his obligations following from this Contract, as well as to implement the transactions contemplated herein. This Contract constitutes a legally binding and valid obligation of the Landlord, which can be enforced against him in accordance with its terms and deadlines.

4.
The Tenant is a limited liability company, which has been duly established under the laws of the Czech Republic, and has the capacity to conclude this Contract and perform all the rights and obligations following for the Tenant from this Contract. This Contract constitutes a legally binding and valid obligation of the Tenant, which can be enforced against him in accordance with its terms and deadlines. An up-to-date extract from the Commercial Register for the Tenant is attached to this Lease Contract as its Schedule No. 2.

II.
Subject of the Contract

1.        By virtue this Contract, the Landlord agrees to lease the Premises to the Tenant for his use, within a scope reduced by the premises leased as of the date of conclusion hereof to Further Tenants and Other Tenants (hereinafter the “Subject of the Lease”).

2.        At the latest as of July 1, 2008, the Tenant shall be entitled to use the Subject of the Lease within the above-specified scope, for the term and under the conditions stipulated herein. In consideration of the use of the Subject of the Lease, the Tenant shall pay the Landlord the rent specified in Art. IV. hereof.

III.
Purpose of the Lease

1.        The Tenant shall be entitled to use the Subject of the Lease within the scope specified in Art. II hereof for the purpose of pursuing his business activities, i.e. for the purpose of pursuing advertising activities and marketing; manufacture of electronic components; manufacture, installation and repair of electrical equipment and apparatus; as well as for the purpose of pursuing any other business activities for which the Tenant obtains a trade license or any other license during the term hereof. However, the Subject of the Lease may be used for an activity other than the business (or other) activities expressly stipulated herein only if such use is not at variance with the rights and justified interests of the Landlord. The use of the Subject of the Lease within the aforementioned scope is conditional on completion of the construction modifications and repairs pursuant to this Contract, particularly those specified in Schedule No. 9 hereof.

2.        The Tenant shall be entitled to use the Subject of the Lease particularly as offices; storage areas; manufacturing premises; commercial and representation areas; as well as all other areas that are necessary in relation to the purpose of the lease pursuant to this Article, as appropriate.

3.
The Subject of the Lease may be used, within the same scope as by the Tenant, by employees, suppliers, clients or other business partners of the Tenant, and by persons visiting the Tenant or persons to whom the Tenant has subleased the Subject of the Lease in accordance herewith, if appropriate.

4.       The Tenant acknowledges and represents that he has been advised by the Landlord of the fact that parts of the Premises that are marked in color and described in Schedule No. 4 hereof are used by: JENA - nábytek, s.r.o., Id. No.: 25564501, a company with its registered office: Brno, Křenová 19, Postal Code: 602 00; T-Mobile Czech Republic a.s., Id. No.: 64949681, : Prague 4, Tomíčkova 2144/1, Postal Code: 149 00; and DPK Morava s.r.o., Id. No.: 26826771, a company with its registered office: Olomouc, Řepčínská 35/86, Postal Code: 779 00 (hereinafter “Further Tenants”). The premises used by Further Tenants are specified in Schedule No. 4 hereof by individual reference numbers (premises marked in green color) and are graphically delimited under these reference numbers in Schedule No. 3 hereof (images No. 2799 and No. 2723).

5.        The Tenant also acknowledges and represents that he has been advised by the Landlord of the fact that parts of the Premises that are not leased to Further Tenants and that are not part of the Subject of the Lease are used, as of the date hereof, on the basis of lease contracts and agreements, by other tenants (hereinafter “Other Tenants”). Complete, up-to-date, final and binding list of Other Tenants (marked in yellow color) is attached to this Contract as its Schedule No. 5. Schedule No. 5 hereof also includes the following data for each individual Other Tenant: reference number of the premises, area of the premises [m²], date of termination of the lease relationship („Notice of termination as of“), date as of which the Tenant is entitled to enter the premises of the Other Tenant (“Sendio’s right to enter”) and notes. The Landlord represents that the information on Other Tenants set forth in Schedule No. 5 hereof is accurate and up-to-date.

IV.
Rent

1.        The Parties have agreed on annual rent for the use of the Subject of the Lease, which shall be calculated as the amount of CZK 10,000,000.00 (in words: ten million Czech crowns), excl. VAT, minus the sum of the annual rents paid by all Further Tenants and all Other Tenants (as specified in Schedule No. 8 hereof) (hereinafter the “Annual Rent”).

2.        The Tenant shall pay the Rent monthly, always in the relevant calendar month to which the given Rent relates (hereinafter the “Monthly Rent”). The Parties agree that the amount of the Monthly Rent for the month of July 2008 shall equal CZK 301,655.00 (in words: three hundred and one thousand six hundred and fifty-five Czech crowns) plus the applicable VAT; the amount of the Monthly Rent for the month of August 2008 shall equal CZK 376,655.00 (in words: three hundred and seventy-six thousand six hundred and fifty-five Czech crowns) plus the applicable VAT; and the amount of the Monthly Rent for each subsequent calendar month (i.e. September 2008 to June 2009) shall equal CZK 455,310.00 (in words: four hundred and fifty-five thousand three hundred and ten Czech crowns) plus the applicable VAT per calendar month. The Tenant shall always pay the Monthly Rent by a transfer to the Landlord’s account No. 6319656084/2700, kept by UniCredit Bank Czech Republic, a.s., branch in Zlín (hereinafter the “Landlord’s Account”). The day when the amount is credited to the Landlord’s Account shall be deemed to be the date of payment of the Monthly Rent. The Tenant shall pay the Monthly Rent on the basis of a tax document issued by the Landlord and within the set period of maturity, where the maturity of the tax document (invoice) shall equal 8 (eight) calendar days from the date of its delivery. The tax document shall contain all the requisites required by the applicable law. The first calendar day of the month in which the Monthly Rent is to be paid shall be the date of taxable supply.

3.        The Parties agree that the Tenant shall commence paying the Monthly Rent as of July 1, 2008. The Parties agree that also the first Monthly Rent in the amount of CZK 301,655.00 (in words: three hundred and one thousand six hundred and fifty-five Czech crowns) plus the applicable VAT shall be paid in accordance with Art. IV (2).

4.        The fixed amount of the Annual Rent, as specified in Art. IV (1) hereof is set as a fixed amount for the entire term of the lease, i.e. for the term of one year pursuant to Art. XI hereof, and may not be increased in any manner whatsoever by the Landlord during this period of time. The Parties have agreed that the thus-specified Annual Rent shall not be increased by the Landlord in any manner whatsoever, even in the case of gradual extension of the Subject of the Lease pursuant to Art. XII hereof and/or in case of full clearance of the relevant premises used as of the date of conclusion hereof by any of the Further Tenants or Other Tenants, which shall result solely in the relevant increase in the Monthly Rent to the extent of the monthly rent paid by the tenant who cleared the relevant premises, while maintaining the set Annual Rent. In case of an increase of the Monthly Rent pursuant to this paragraph, the Parties agree to modify, by means of an amendment to this Contract, the amounts of the Monthly Rent set forth in Art. IV (2) so that they correspond to the actual state of affairs. The thus-increased Monthly Rent shall become applicable in the calendar month following after the month when the Further Tenant cleared the relevant premises. However, the Monthly Rent shall be increased only if the overall increase, calculated as the sum of all monthly increases from the beginning of the lease, has exceeded the aggregate amount of CZK 50,000.00; in that case, it shall be increased by the entire amount of the aggregate.

5.        The Tenant shall be obliged to pay to the Landlord an advance on future payments of the Rent in the amount of CZK 4,000,000.00 (in words: four million Czech crowns) so that this amount is credited to the Landlord’s Account set forth in Art. IV (2) hereof at the latest on May 29, 2008. The Landlord shall keep tax records; consequently, in accordance with Section 21 (3) of Act No. 235/2004 Coll., on value added tax, as amended, the Landlord has not incurred the obligation to levy VAT from the accepted advance payment. This advance shall always be used to settle the relevant payments of the Monthly Rent from the month of October 2008. The Landlord shall not be entitled to use this advance for any payments or claims other than those specified in this paragraph. The Landlord shall issue a tax document at the latest within 5 (five) business days of the date of crediting the advance payment to his account and shall send this tax document to the address specified in the header hereof.

V.
Fees for Services Related to Lease

1.
The Rent does not include payments for performances related to the use of the Subject of the Lease, including, without limitation, payments for supplies of water, gas, steam, electricity, telecommunication services and discharge of wastewater, etc.

2.
The Tenant agrees to use his best efforts to conclude, as of July 1, 2008, an agreement on supplies of electricity for the Premises with the supplier of electricity, i.e. ČEZ distribuce, a.s., se sídlem: Děčín 4, Teplická 874/8, Postal Code 405 02, Id. No.: 27232425, where the Tenant will be the sole buyer of electricity. The Landlord shall be obliged to provide the Tenant with all collaboration that can be reasonably requested, as necessary for the performance of this obligation of the Tenant. The Tenant shall reinvoice to the Landlord the payments for electricity withdrawn by Further Tenants and Other Tenants according to the actual consumption based on reading of the relevant separate electrometers. However, simultaneously, the Tenant shall exert the best efforts to conclude agreements with Further Tenants and/or Other Tenants on the basis of which the Tenant will be entitled to reinvoice withdrawn energy directly to Further Tenants and/or, as appropriate, Other Tenants according to their actual consumption pursuant to the reading of the relevant separate electrometers. The Landlord shall be obliged to provide the Tenant with all collaboration that can be reasonably requested for this activity of the Tenant.

3.
If the supplies provided in relation to the lease that are used by the Tenant in the period from commencement of use of the Subject of the Lease by the Tenant to the date of their transfer pursuant to the previous paragraph are charged to the Landlord, the Tenant shall be obliged to reimburse the Landlord for the charged amounts within seven (7) business days from submission of the account by the Landlord to the Tenant.

4.        The Tenant agrees to exert best efforts to conclude, as soon as possible after the conclusion hereof, an agreement with the supplier of heat, i.e. Dalkia Česká republika, a.s., with its registered office: Ostrava, 28. října 3123/152, Postal Code 709 74, Id. No.: 451 93 410, and the supplier of water and provider of wastewater discharge services, i.e. MORAVSKÁ VODÁRENSKÁ, a.s., with its registered office: Olomouc, Tovární 41, Postal Code 77211, Id. No.: 61859575, on these supplies and services for the Premises, where the Tenant will be the sole buyer of heat, water and wastewater discharge services. The Landlord shall be obliged to provide the Tenant with all collaboration that can be reasonably requested, as necessary for the performance of this obligation of the Tenant. The Tenant shall reinvoice the payments for water supplies, sewerage charges and supplies of heat withdrawn by Further Tenants and/or Other Tenants to the Landlord. However, simultaneously, the Tenant shall exert the best efforts to conclude agreements with Further Tenants and/or Other Tenants on the basis of which the Tenant will be entitled to reinvoice withdrawn energy and provided services directly to Further Tenants and/or, as appropriate, Other Tenants. The Landlord shall be obliged to provide the Tenant with all collaboration that can be reasonably requested for this activity of the Tenant. The Tenant shall pay the charges for the provided telecommunication services directly to the provider of telecommunication services.

VI.
Delivery and Acceptance of the Subject of the Lease

1.
The Landlord shall be obliged to deliver the Subject of the Lease to the Tenant in a state allowing undisturbed use thereof by the Tenant for the agreed purpose. This state shall not include the modifications or repairs set forth in Schedule No. 9 hereof.

2.	The Landlord shall be obliged to deliver the Relevant Real Estate to the Tenant in a state suitable for use pursuant to Art. VI (1) hereof at the latest on July 1, 2008.

3.
The Tenant and the Landlord shall execute a protocol on delivery and acceptance of the Subject of the Lease. Delivery of the Subject of the Lease by the Landlord shall be deemed to occur, cumulatively, upon termination of the delivery process, upon execution of the protocol on delivery and acceptance of the Subject of the Lease by both Parties and at the moment when the Landlord provides the Tenant with the keys/chip cards to the Subject of the Lease. Fulfillment of these conditions shall also be deemed to constitute the commencement of actual use of the Subject of the Lease by the Tenant.

4.
In the event that, during delivery and acceptance of the Subject of the Lease, the Tenant ascertains any defects in the Subject of the Lease preventing its proper use pursuant to Art. VI (1) hereof, the Tenant shall not be obliged to execute the protocol on delivery and acceptance of the Subject of the Lease. In that case, the Landlord shall be obliged to remedy these defects at his own expense without undue delay, but not later than within 21 (twenty-one) consecutive days from the date when they were ascertained. Defects preventing proper use of the Subject of the Lease include, without limitation, all defective or incomplete work, use of defective material or any other material and legal defects preventing the Tenant from accepting the Subject of the Lease and performing the activity to which the Tenant is authorized, or limiting the Tenant in these activities, i.e. particularly defects of access roads and paths; defects in security or fire-prevention systems; any defects in networks of telephone lines, electrical cables, water-supply pipes, sewerage and heat pipes; any legal defects, such as third-party rights incompatible with the exercise of the lease hereunder; decisions of governmental authorities preventing the use of the Subject of the Lease hereunder, etc. The Tenant represents that, prior to conclusion hereof, he has had the opportunity to thoroughly inspect the Subject of the Lease and become acquainted with its condition without any limitation whatsoever and that he has used this opportunity to the full extent, particularly by performing legal and construction-technical reviews (due diligence) of the Subject of the Lease, including control of its actual state, and, on the basis of this inspection and reviews, he has found no defects in the Subject of the Lease preventing its proper use pursuant to Art. VI (1) hereof, other than those that the Tenant has demonstrably communicated to the Landlord prior to conclusion hereof, together with a request for their remedy. Simultaneously, the Tenant represents that he considers the state of the Subject of the Lease to be acceptable and compatible with the agreed purpose of the lease, subject to modifications and repairs agreed herein.

5.
If any defects not preventing the proper use of the Subject of the Lease are ascertained during delivery and acceptance of the Subject of the Lease, the protocol on delivery and acceptance of the Subject of the Lease must also contain specification of a deadline agreed between the Parties, within which the Landlord must remedy these minor defects.

VII.
Rights and Obligations of the Tenant

1.	The Tenant shall be entitled to use the Subject of the Lease in accordance with the purpose of the lease and in the manner stipulated by this Contract.

2.
The Tenant shall be entitled to make changes in the Subject of the Lease, particularly construction modifications, only with the prior written consent of the Landlord. The Landlord may not refuse this consent without a serious reason. Any increase in the value of the Subject of the Lease shall have not effect on the amount of the rent as agreed in Art. IV (1) hereof. The Parties agree that the costs expended by the Tenant for modifications of the Subject of the Lease shall be depreciated within the Tenant’s accounts.

3.
With the Landlord’s prior written consent, the Tenant shall be entitled to carry out, at his own expense, repairs and/or construction modifications both in the Subject of the Lease and in other parts of the Premises that are not part of the Subject of the Lease. However, such repairs and/or construction modifications must not prevent the agreed exercise of the rights of Further Tenants and, as the case may be, Other Tenants. If the Tenant causes damage to the Landlord or any of Further Tenants or, as appropriate, Other Tenants within the performed repairs and/or construction modifications, the Tenant shall be obliged to compensate the Landlord or the injured Further Tenants and/or, as appropriate, Other Tenants for the damage incurred, including lost profits, if appropriate, unless the injured party agrees with the Tenant that the damage shall be compensated by restoration.

4.	The Tenant shall be obliged to pay the Monthly Rent for the use of the Subject of the Lease in the amount and in the manner stipulated by this Contract duly and in time.

5.
Within the scope specified in Art. III (4) and (5) hereof, the Tenant shall be obliged to tolerate the use of the Premises by Further Tenants and by Other Tenants, as they are entitled under the lease contracts and agreements concluded with the Landlord, as well as use of the Premises by their employees, suppliers, clients, business partners and other persons visiting Further Tenants and/or Other Tenants.

6.	The Tenant shall be obliged to maintain the Subject of the Lease so as to prevent any damage thereto.

7.
The Tenant shall be obliged to carry out minor repairs of the Subject of the Lease at his own expense. Minor repairs include, without limitation, minor repairs of lights, including replacement of light bulbs; repairs of switches and sockets; repairs of the painting; minor repairs of windows and doors, floor coverings, terminal water-supply equipment, sanitary equipment, heating units, etc. The Tenant shall not be obliged to request the prior consent of the Landlord to these minor repairs.

8.
At his own expense, the Tenant shall provide for maintenance of technical equipment, such as the telephone switchboard, air conditioning and all other equipment that the Tenant has installed independent of the Landlord. Technical equipment installed by the Tenant that has not become part or accessory of the Subject of the Lease (such as production lines and other machines or equipment) shall remain the property of the Tenant, unless the Parties agree otherwise. The Tenant agrees that, in case of any, including early, termination of the lease, he will not request that the Landlord reimburse any costs incurred by the Tenant for construction-technical or other improvements and modernization of the Subject of the Lease (e.g. construction modifications and repairs, reconstructions, repairs to distribution networks, etc.) or for any installations, construction modifications, infrastructure or equipment that has become part or accessory of the Subject of the Lease, unless the Parties agree otherwise in the given case (e.g. restoration).

9.	At his own expense, the Tenant shall provide for cleaning of the Subject of the Lease under usual terms.

10.
If defects not caused by the Tenant occur in the Subject of the Lease during the term of this Contract and these defects prevent the Tenant from using the Subject of the Lease in the manner agreed herein and if, as a consequence of these defects or as a consequence of failure of the Landlord to perform the obligations following from this Contract, the Tenant is forced to use the Subject of the Lease only to a limited extent, the Tenant shall be entitled to an appropriate discount on the Rent.

VIII.
Rights and Obligations of the Landlord

1.
The Landlord shall not be entitled to carry out any construction, i.e. construction of new buildings or extensions to the existing buildings, within the Premises. Furthermore, the Landlord agrees not to carry out any construction modifications that would interfere with the current state of the Premises. Furthermore, without the Tenant’s prior written consent, the Landlord shall not be entitled, in particular, to establish any new easements; to lease further premises, areas, properties and buildings within the Premises to third parties; to extend the term (duration) of lease of other Tenants; to terminate or modify in any manner whatsoever the lease agreements of Further Tenants; to sell, donate or exchange the Premises or any part thereof; to encumber the real estate within the Premises in any manner whatsoever, i.e. establish mortgage rights, pre-emption rights, etc., except for those that will be established in favor of the Tenant.

2.
The Landlord hereby expressly agrees and undertakes to allow the Tenant to build a gas connection and to connect it to gas supply under conditions that will not infringe on and/or endanger the rights and justified interests of the Landlord. The route of the contemplated gas connection, the manner of its connection to gas supply and the conditions of building thereof shall be agreed by the Parties in advance. The Landlord is prepared to provide the Tenant with all collaboration that can be reasonably requested, as necessary for building the gas connection. In particular, the Landlord shall provide the Tenant with an affirmative opinion in all proceedings pending in relation to the construction of the gas connection. The Landlord agrees not to make any steps aimed at interfering with the construction of the gas connection.

3.
The Landlord agrees that, at the latest by September 1, 2008, he will provide for clearance, and delivery to the Tenant, of the non-residential premises that are used within the Premises as of the date of conclusion hereof by MATTES TRADING s.r.o., Id. No.: 46577297, a company with its registered office in Frýdek-Místek, Collo - Louky 1557, Postal Code: 738 02, i.e.

- hall - part 3, located in the building without a land-registry number - manner of use: manufacture, storage, on construction property lot No. 1415 - built-up area and courtyard, non-residential premises with an area of 576 m2;
-  hall located in the building without a land-registry number - manner of use: manufacture, storage, on construction property lot No. 1677/1 - built-up area and courtyard, non-residential premises with an area of 282.1 m2;
-  compressor hall located in the building without a land-registry number - manner of use: manufacture, storage, on construction property lot No. 1677/1 - built-up area and courtyard, non-residential premises with an area of 38.31 m2;
-  storage area adjacent to a cloakroom located in the building without a land-registry number - manner of use: manufacture, storage, on construction property lot No. 1677/1 - built-up area and courtyard, non-residential premises with an area of 9.22 m2;

-  cloakroom located in the building without a land-registry number - manner of use: manufacture, storage, cloakrooms, administrative activities, on construction property lot No. 1677/1 - built-up area and courtyard, non-residential premises with an area of 23.84 m2;
-  LV distribution room located in the building without a land-registry number - manner of use: manufacture, storage, on property lot No. 568/8 - other area, non-residential premises with an area of 20.44 m2;
-  entrance area located in the building without a land-registry number - manner of use: manufacture, storage, entrance to property lot No. 568/8 - other area, non-residential premises with an area of 15.51 m2;
-  office located on the 2nd floor above the cloakroom in the building without a land-registry number - manner of use: manufacture, storage, cloakrooms, administrative activities, on property lot No. 568/8 - other area, non-residential premises with an area of 23.92 m2;
-  corridor located on the 2nd floor above the storage area in the building without a land-registry number - manner of use: manufacture, storage, on property lot No. 568/8 - other area, non-residential premises with an area of 9.22 m2;
-  storage area II. located on the 2nd floor above the storage area and the compressor hall in the building without a land-registry number - manner of use: manufacture, storage, on property lot No. 568/8 - other area, non-residential premises with an area of 134.01 m2;
as these premises are marked in pink color in Schedule No. 6 hereof and graphically delimited in image No. 2799 which is attached to this Contract as its Schedule No. 3 (hereinafter the “Soap Production Premises”). The Landlord declares that he will take all steps that can be reasonably requested, as necessary to terminate the lease and clear the Soap Production Premises as early as possible before September 1, 2008. The Landlord shall notify the Tenant at least once a week, from July 1, 2008, of fundamental steps taken to terminate (the lease - trans.) and clear the Soap Production Premises.

4.
The obligation of the Landlord pursuant to Art. VIII (3) hereof, i.e. provision for clearance and delivery of the Soap Production Premises to the Tenant at the latest by September 1, 2008, shall be subject to due and timely performance of the Tenant’s obligations set forth in Art. IV (5) hereof (i.e. payment of the advance on future payments of the Rent in the amount of CZK 4,000,000.00 to the Landlord at the latest by May 29, 2008). The Tenant represents that he is aware of this precondition and, if it is not fulfilled, he will not request that the Landlord perform, duly and in time, the Landlord’s obligation pursuant to Art. VIII (3) hereof, nor will he claim any penalties or indemnification (particularly pursuant to Art. IX hereof) in the event that the Landlord does not perform his obligation pursuant to Art. VIII (3) hereof duly and in time as a consequence of non-fulfillment of this precondition.

5.
The Landlord agrees that, within the deadlines set forth in the column entitled “Sendio’s right to enter” in Schedule No. 5 hereof, he will provide for clearance of the non-residential premises, buildings, properties, parking areas, roads and other areas within the Premises that are leased to Other Tenants as of the date of conclusion hereof. The provisions of Art. XII (3) hereof shall apply to aspects not specified above.

IX.
Breach of the Landlord’s Obligations

1.	If the Landlord breaches his obligation following from Art. VIII (3) hereof, the Tenant shall be entitled to:

(i)	withdraw from this Contract, with effect as of the date of delivery of the Tenant’s notice of withdrawal from this Contract to the Landlord and/or
(ii)
request, as of September 8, 2008, a contractual fine for delay with delivery of the Soap Production Premises where, if the Soap Production Premises are not delivered by September 8, 2008, the Tenant shall be entitled to a contractual fine in the amount of CZK 100,000.00 (in words: one hundred thousand Czech crowns) for each calendar day of such delay commencing on September 9, 2008, where the total amount of the thus-agreed contractual fine may not exceed CZK 4,000,000.00 (in words: four million Czech crowns) and/or

(iii)
claim indemnification exceeding the amount of the contractual fine pursuant to subparagraph (ii) above, whose amount may not exceed CZK 8,000,000.00 (in words: eight million Czech crowns), reduced by the paid contractual fine pursuant to Art. IX (1) (ii) hereof, where the Tenant shall be entitled to enforce his claims following from this Article at the latest by June 30, 2009; otherwise, his claims under this Article shall expire.

2.
The Parties have agreed that the Contractual Fine pursuant to Art. IX (1) (ii) shall be payable, at the latest, within 10 (ten) calendar days of the date of delivery of the account of the contractual fine by the Tenant to the Landlord. If the Landlord demonstrably refuses to accept the account of the contractual fine, it shall hold that the account of the contractual fine was delivered by the Tenant to the Landlord on the date of the refusal.

X.
Breach of the Tenant’s Obligations

If the Tenant is in delay with any payment of the Monthly Rent pursuant to Art. IV (2) hereof for a period exceeding 1 (one) calendar month, the Landlord shall be entitled, having previously notified the Tenant in writing with a request for payment of the relevant Monthly Rent within three (3) business days, which request has not been satisfied, to terminate this Contract by written notice. The Parties agree on a period of notice equal to 3 (three) months which shall commence on the first day of the month following after delivery of the notice to the Tenant. Furthermore, the Landlord shall be entitled to claim against the Tenant a contractual fine in the amount of CZK 400,000.00 (in words: four hundred thousand Czech crowns) for each case of such delay. This provision shall in no way prejudice the rights of the Landlord pursuant to Section 9 (2) of Act No. 116/1990 Coll., on lease and sublease of non-residential premises, as amended, or the Landlord’s claim for default interest.

XI..
Term of the Lease

1.
This Contract is concluded for a fixed term of 1 (one) calendar year from July 1, 2008 (to June 30, 2009). The Parties agree that Section 676 (2) of the Civil Code and Section 9 (3) (a) of Act No. 116/1990 Coll., on lease and sublease of non-residential premises, as amended, shall not apply during this term.

2.
If the purchase agreement on which the Parties are negotiating at the time of conclusion hereof (as described in more detail in Art. XV (4) hereof) does not come into effect by July 1, 2009 for reasons attributable exclusively to the Landlord, which shall mean, for the purposes of this Contract:

(i)	breach of the Landlord’s obligations following from the second and third sentences of Art. VIII (1) and/or
(ii)	death of the Landlord or deprivation of the Landlord of legal capacity, the term of the lease pursuant to Art. XI (1) hereof shall be automatically extended to December 31, 2015; during the thus-extended term of the lease, the Tenant shall be entitled to terminate this Contract. In that case, the Parties agree on a period of notice equal to 3 (three) months which shall commence on the first day of the month following after delivery of the notice by the Tenant to the Landlord. Furthermore, the Parties explicitly agree that the lease extended pursuant to this paragraph shall be governed by the terms and conditions stipulated herein.

3.
If a purchase agreement (as defined in Art. XV (4) hereof) is not concluded between the Parties for any reason other than that specified in Art. XI (2) hereof by September 30, 2008, this Contract shall cease to be valid and effective on June 30, 2009.

XII.
Tenant’s Right to Conclude Lease Contracts for Other Parts of the Premises

1.
The Tenant represents that he intends, during the term of the lease hereunder, to gradually extend the Subject of the Lease to include all parts of the Premises that are not included in the Subject of the Lease as of the date of conclusion hereof, except for the parts of the Premises leased to Further Tenants. The gradual extension of the Subject of the Lease pursuant to this Art. XII shall be effected by means of conclusion of individual amendments between the Landlord and the Tenant from time to time. The sample wording of an amendment, excluding annexes, is attached to this Contract as its Schedule No. 7.

2.
The Landlord represents that Schedule No. 5 hereof contains the final, complete and up-to-date list of all Other Tenants of the Premises. Simultaneously, inter alia, for each individual Other Tenant, Schedule No. 5 hereof specifies the date of termination of his lease contract or agreement, on the basis of which each individual Other Tenant rents a certain part of the Premises (in Schedule No. 5 hereof, in the column “Notice of termination as of”) and the date by which the relevant Other Tenant must clear the rented parts of the Premises (in Schedule No. 5 hereof, in the column “Sendio’s right to enter”). The Landlord represents that the all information on Other Tenants set forth in Schedule No. 5 hereof is accurate and complete.

3.
Unless the Parties agree otherwise, they agree to conclude numbered amendments to this Contract, whereby they will extend the Subject of the Lease to include parts of the premises that are rented by Other Tenants, as follows:

(i)
each individual amendment shall be concluded by the Parties on the first business day following after the date set forth with respect to the relevant Other Tenant, by whose premises the Subject of the Lease will be extended, in the column entitled “Notice of termination as of” in Schedule No. 5 hereof;

(ii)
the date immediately following after the date set forth for the relevant Other Tenant in the column entitled “Sendio’s right to enter” in Schedule No. 5 hereof shall be the date (of commencement - trans.) of use of the new parts of the Subject of the Lease, which shall be specified in each relevant amendment to this Contract.

4.
The individual amendments concluded pursuant to Art. XII (3) hereof shall be numbered and shall contain, as an annex, a plan indicating the specification and location of the relevant part of the Premises, by which the Subject of the Lease will be extended. Each individual amendment must be executed by both Parties and shall come into effect on the date of its conclusion.

XIII.
Sublease

The Tenant shall be entitled to sublease the Subject of the Lease only with the prior written consent of the Landlord. The Landlord agrees not to refuse the consent to the conclusion of the sublease contract without a serious reason.

XIV.
Insurance

1.
The Landlord shall be obliged to have a valid insurance policy for the Premises, including property insurance and other usual insurances (e.g. insurance against natural disasters). In case of an insurance event, the Landlord agrees to minimize the impact of this event on the Tenant and to ensure, as soon as possible, that the Tenant is again able to duly exercise his rights following from the laws and this Contract.

2.
At the latest within 30 days of the date of conclusion hereof, the Tenant shall be obliged to conclude an insurance covering his liability for damage incurred by third-persons, including the Landlord, including any and all damage to the Premises, and to maintain this insurance within the specified scope valid during the entire term of the lease hereunder.

XV.
Miscellaneous

1.
The Landlord represents that, prior to conclusion hereof, he has allowed the Tenant to enter the premises designated as hall 2 [2H], with an area of 576 m², in image No. 2799, which is attached to this Contract as its Schedule No. 3, in order to allow the Tenant to remove the current floor, construct a drainage system and lay a new floor on these premises. The Landlord expressly represents that he hereby gives the Tenant consent to the performance of modifications and repairs specified in this paragraph.

2.
The list of all modifications, including specification of the premises where the relevant modifications will be performed by the Tenant, to which the Landlord gives its express consent to the Tenant as of the date of conclusion hereof, is attached to this Contract as its Schedule No. 9.

3.	The Parties agree that any and all contractual fines and damages may be mutually set-off, unless the Parties agree otherwise. The Parties expressly exclude the possibility of set-off against the Rent.

4.
The Parties represent that, in addition to this Lease Contract, they are simultaneously negotiating on the conclusion of a purchase agreement providing for the transfer of the ownership title to the Premises (purchase and sale), not encumbered by any third-party rights, except for the mortgage right established in favor of the Tenant, from the Landlord to the Tenant. This purchase agreement is to come into effect on July 1, 2009. The Parties agree that, if the purchase agreement is concluded between them, the advance on future payments of the Rent in the amount of CZK 4,000,000.00 pursuant to Art. IV (5) hereof shall become an advance on the purchase price, or first installment on the purchase price, for sale of the Premises under the aforementioned purchase agreement. In order to avoid any doubt, the Parties agree that, upon conclusion (validity) of the aforementioned purchase agreement, Art. IV (5) hereof shall cease to be valid and effective and the Parties shall consider the paid advance on future payments of the Rent in the amount of CZK 4,000,000.00 pursuant to Art. IV (5) hereof to be an advance on the purchase price, or first installment on the purchase price, for the sale of the Premises under the aforementioned purchase agreement within the meaning of Section 498 of the Civil Code. The obligation of the Tenant to pay the Landlord regular monthly rent up to the time of the purchase under the aforementioned purchase agreement comes into effect shall be in no way prejudiced by this provision.

5.
The Tenant agrees to notify the Landlord, without undue delay, of any change in the structure of the shareholders of the Tenant (i.e. the shareholders of SENDIO s.r.o.). If the entity controlling the Tenant changes during the term of the lease and the new controlling person does not belong to the same business group to which the Tenant belongs as of the date of conclusion hereof, the Landlord shall be entitled to terminate this Contract. The Parties agree on a period of notice equal to 6 (six) months which shall commence on the first day of the month following after delivery of the notice by the Landlord to the Tenant.

6.	The Parties agree to act in good faith and take all steps that can be reasonably required so that the purchase agreement set forth in Art. XV (5) hereof is validly concluded by July 16, 2008.

XVI.
Joint and Concluding Provisions

1.
This Contract comes into force upon its execution by both Parties and comes into effect also upon its execution, except for cases where a later date is set for the arising of a right or obligation. In addition to the amendments set forth in Art. XII (3) and (4) hereof, this Contract may be modified only by consecutively numbered written amendments executed by both Parties.

2.
This Contract contains the entire agreement of the Parties with respect to the lease and use of the Subject of the Lease by the Tenant and no other contract, agreement, declaration or covenant made by any of the Parties that is not contained herein shall be binding on the Parties in relation to the subject of this Contract. This Contract cancels and replaces all previous contracts, agreements, declarations or covenants made by any of the Parties prior to the conclusion hereof. Article headings are included for convenience of reference only and shall in no respect whatsoever serve for interpretation of the terms and provisions hereof.

3.
The Parties shall be obliged to maintain confidentiality of the terms and conditions hereof and of information which they obtained during its negotiation, unless disclosure thereof is required by a law or some other generally binding regulation.

4.
The claims of the Parties to payment of the contractual fine, damages and default interest, as well as their obligation to maintain confidentiality, shall not expire upon withdrawal from this Contract, its termination, canceling or other expiry.

5.
This Contract shall be governed by the applicable provisions on lease agreement stipulated by Act No. 40/1964 Coll., the Civil Code, as amended, and Act No. 116/1990 Coll., on lease and sublease of non-residential premises, as amended.

6.	This Contract has been drawn up in two (2) counterparts where each Party shall obtain one (1) counterpart.

7.	The following schedules constitute an integral part of this Contract:

Schedule No. 1 - up-to-date extract from the Land Registry, Title Sheet No. 2978
Schedule No. 2 - up-to-date extract from the Commercial Register for the Tenant
Schedule No. 3 - graphic delimitation of the Subject of the Lease (images No. 2799 and No. 2723)
Schedule No. 4 - delimitation of the premises of Further Tenants (marked in green color)
Schedule No. 5 - list of Other Tenants (marked in yellow color)
Schedule No. 6 - delimitation of the Soap Production Premises (marked in pink color)
Schedule No. 7 - sample wording of an amendment without annexes
Schedule No. 8 - schedule of Rent
Schedule No. 9 - list of modifications approved by the Landlord
Schedule No. 10 - graphic delimitation of the Premises

8.
The Parties declare that they have read the Contract prior to its execution, that they conclude it seriously, definitely and comprehensibly, based on their free will and not under unfavorable terms and conditions. In witness thereof, they affix their signatures.

Prague, May 28, 2008	Prague, May 28, 2008

Landlord	Tenant